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EXHIBIT 10.3

                         AMERITRADE HOLDING CORPORATION
                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Executive Employment Agreement (the "Agreement") between AMERITRADE HOLDING CORPORATION, a Delaware corporation (the "Company") and Bryce B. Engel (the "Executive"), is made effective May 10, 2005 (the "Effective Date").

                                   Witnesseth

WHEREAS, The Company has employed the Executive as Managing Director, Clearing and now desires to promote the Executive to the position of Senior Vice President, Chief Brokerage Operations Officer.

WHEREAS, The Executive desires to accept the promotion offered by the Company and continue being employed by the Company.

WHEREAS, The Company and the Executive desire to set forth in this Agreement, the terms, conditions and obligations of the parties with respect to such promotion and continued employment and this Agreement is intended by the parties to supersede all previous agreements (Excluding for this purpose, any option agreements dated prior to the Effective Date ("Prior Option Agreements"), which option agreements will remain in full force and effect and be subject to the terms of the 1996 Long Term Incentive Plan,) and understandings, whether written or oral, concerning employment with the Company and with any subsidiary of the Company.

NOW THEREFORE, In consideration of the Company entering into this Agreement and the benefits Executive will derive from the Agreement, Executive has agreed to be bound by the restrictive covenants contained in the terms below and the Company and the Executive agree as follows:

      1. EMPLOYMENT. The Company will employ the Executive as Senior Vice President, Chief Brokerage Operations Officer of the Company or a comparable position as described in Section 6(e)(ii) below, upon the terms and conditions set forth in this Agreement. The Executive will perform such duties and responsibilities for the Company, which are commensurate with his position subject to the reasonable direction of the Chief Executive Officer (the "CEO"), Chief Operating Officer (the "COO") or the Chairman of the Board of Directors (the "Chairman").

      2. TERM. Subject to the provisions set forth in Section 6 below, the term of this Agreement (the "Term") will be the period beginning on the Effective Date and ending on May__ , 2007 unless earlier terminated in accordance with
Section 6 below. Within 90 days prior to the expiration of the Term, the Executive and COO or CEO shall negotiate terms under which this agreement will renew for another 12 months. Notwithstanding the foregoing, upon a

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"Change of Control" (as defined in Section 7 below), the Term of this Agreement will not change, unless earlier terminated in accordance with Section 6 below.

      3. COMPENSATION. During the Term, the Executive will be compensated for his services to the Company in accordance with the following:

                  (a) Base Salary. The Company will pay to the Executive an
            annual base salary of $225,000, payable in accordance with the Company's policies. The Executive's annual base salary may be reviewed by the Company for possible increase (but not decrease) during the Term of this Agreement at the Company's discretion.

                  (b) Annual Incentive. The Executive will be eligible to
            participate in the Company's Management Incentive Plan (or any successor short-term incentive plan or program) (the "MIP Plan") for the Company's fiscal year 2005 and subsequent fiscal years during the Term in accordance with the terms and conditions of the MIP Plan with a target bonus of 60% of the Executive's annual base salary for each fiscal year (the "Target Bonus"). The Executive's Target Bonus for periods subsequent to the first year of the Term will be determined by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") in its discretion and based upon performance criteria determined for each fiscal year by the Compensation Committee in its sole discretion but shall in no event be less than 60% of the Executive's annual base salary for such subsequent period.

                  (c) Long-Term Incentive Plan. The Executive will be eligible to participate in the Company's 1996 Long-Term Incentive Plan (or any successor long-term incentive plan or program) (the "LTIP"). Any awards made under the LTIP will be made at the sole discretion of the administrator of the LTIP, or the administrator's designee, and will be subject to the terms and conditions of the LTIP and the applicable award agreement. The Executive will be eligible for periodic option awards, at the discretion and as determined by the Compensation Committee from time to time, at the same time and contingent upon options being granted to other Company executives by the Compensation Committee. Number of options will be determined using the same valuation methodology as other Company executives' grants.

                  (d) Deferred Compensation Program. The Executive will be
            eligible to participate in the Company's Executive Deferred Compensation Program (or any successor deferred compensation program) (the "Deferred Compensation Program") in accordance with the terms and conditions of the Deferred Compensation Program.

                  (e) Benefits and Perquisites. The Executive will also receive such benefits and perquisites (the "Benefits") which are made available generally to other senior executives of the Company. All such Benefits will be provided in such amounts as may be determined from time to time by the Company in its discretion and pursuant to the terms of the plan documents governing such Benefits.

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      4. NON-COMPETITION, NON-SOLICITATION AND NON-HIRE PROVISIONS. The
Executive agrees that:

                  (a) During the term of this Agreement and for a period of 12 months after the natural expiration of the Term (without renewal) or the Date of Termination whichever occurs first (collectively, the "Restricted Period"), the Executive will not (without the written consent of the Chief Executive Officer and the Chairman of the Board) engage or participate in any business within the United States (as an owner, partner, stockholder, holder of any other equity interest, or financially as an investor or lender, or in any capacity calling for the rendition of personal services or acts of management, operation or control) which is engaged in any activities and for any business competitive with any of the primary businesses conducted or formally proposed to be conducted by the Company or any of its Affiliates (as defined below) during the 12-month period prior to the Date of Termination or expiration of the Term. For purposes of this Agreement, the term "primary businesses" is defined as an online brokerage business, including active trader and long term investor client segments. Provided that this restriction shall not restrict Executive from being employed by or consulting with a business, firm, corporation, partnership or other entity that owns or operates an on-line brokerage, provided that (a) the on-line brokerage business is de minimis as compared to its core business in terms of revenue and/or resources, and (b) Executive's involvement with the company excludes, directly or indirectly, the on-line brokerage business during the Restriction Period. Notwithstanding the foregoing, the Executive may own securities of a Competitive Business so long as the securities of such corporation or other entity are listed on a national securities exchange or on the NASDAQ National Market and the securities owned directly or indirectly by the Executive do not represent more than one percent of the outstanding securities of such corporation or other entity;

                  (b) During the Restricted Period neither the Executive, nor any business in which the Executive may engage or participate in, will directly or indirectly (i) knowingly induce any customer or vendor of the Company or of corporations or businesses which directly or indirectly are controlled by the Company (collectively, the "Affiliates") to patronize any Competitive Business, (ii) knowingly canvass or solicit any business from any customer of the Company or any of its Affiliates which business is of a type that is similar to the business received by the Company or Affiliate from the customer, (iii) request or advise any customer or vendor of the Company or any of its Affiliates to withdraw, curtail or cancel such customer's or vendor's business with the Company or any of its Affiliates, or (iv) compete with the Company or any of its Affiliates in merging with or acquiring any other company or business (whether by a purchase of stock or other equity interests, or a purchase of assets or otherwise) which is a Competitive Business;

                  (c) During the Restricted Period, neither the Executive nor any business in which the Executive may engage or participate in will (i) knowingly hire, solicit or attempt to hire any employee or contractor of the Company or any of its Affiliates or (ii) encourage any employee or contractor of the Company or any of its Affiliates to terminate employment or contractual arrangements. For purposes of this Agreement,

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            "employee" includes current employees as well as anyone employed by the Company or any of its Affiliates within the prior six months from the Executive's Date of Termination or expiration of the Term; provided, however, that this provision shall not preclude any business in which the Executive may engage or participate in from hiring any such employee who responds to a public announcement placed by the business as long as Executive does not exercise any control over the business; and

                  (d) In the event that any of the provisions of this Section should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions will and are hereby reformed to the maximum time, geographic or occupational limitations permitted by applicable law.

      5. CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY.

                  (a) Except as may be required by law, or except to the extent required to perform the Executive's duties and responsibilities hereunder, the Executive will keep secret and confidential indefinitely all non-public confidential information (including, without limitation, information regarding cost of new accounts, activity rates of different market niche customers, advertising results, technology (hardware and software), architecture, discoveries, processes, algorithms, maskworks, strategies, intellectual properties, customer lists and other customer information) concerning any of the Company and its Affiliates which was acquired by or disclosed to the Executive during the course of the Executive's employment with the Company ("Confidential Information") and not use in any manner or disclose the same, either directly or indirectly, to any other person, firm or business entity.

                  (b) At the end of the Term (whether by expiration or
            termination) or at the Company's earlier request, the Executive will promptly return to the Company any and all records, documents, physical property, information, computer disks, drives or other materials relative to the business of any of the Company and its Affiliates obtained by the Executive during course of employment with the Company and not keep any copies thereof.

                  (c) The Executive acknowledges and agrees that all right,
            title and interest in inventions, discoveries, improvements, trade secrets, developments, processes and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, when employed by the Company, including such of the foregoing items conceived during the course of employment which are developed or perfected after the Executive's termination of employment, are owned by the Company ("Company IP"). The Executive assigns any and all right, title and interest he may have to Company IP to the Company and will promptly assist the Company or its designee, at the Company's expense, to obtain patents, trademarks, copyrights and service marks concerning Company IP made by the Executive and the Executive will promptly execute all reasonable documents prepared by the Company or its designee and take all other reasonable actions which are necessary or appropriate to

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            secure to the Company and its Affiliates the benefits of Company IP.
            Such patents, trademarks, copyrights and service marks will at all times be the property of the Company and its Affiliates. The Executive promptly will keep the Company informed of, and promptly will execute such assignments prepared by the Company or its designee as may be necessary to transfer to the Company or its Affiliates the benefits of, any Company IP.

                  (d) To the extent that any court or agency seeks to require the Executive to disclose Confidential Information, the Executive promptly will inform the Company and take reasonable steps to endeavor to prevent the disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent the Executive obtains information on behalf of the Company or any of its Affiliates that may be subject to attorney-client privilege as to the Company's attorneys, the Executive will promptly inform the Company and take reasonable steps to endeavor to maintain the confidentiality of such information and to preserve such privilege.

                  (e) Confidential Information does not include information
            already in the public domain or information which has been released to the public by the Company. Nothing in this Section 5 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, knowledge which was acquired by him during the course of his employment with the Company and which is generally known to persons of his experience in other companies in the same industry. Subject to Section 5(d), Executive will be permitted to disclose Confidential Information if required by a subpoena or court or administrative order.

      6. Termination.

                  (a) Date of Termination. For purposes of this Agreement, "Date of Termination" is defined as (i) if the Executive's employment is terminated by reason of death or disability, the date of such death or disability; (ii) if the Executive's employment is terminated by the Executive for reasons other than Good Reason (as defined below), the date specified in the notice of termination, (iii) if the Executive's employment is terminated by the Executive for Good Reason (as defined below), the date of the Company's receipt of the notice of termination or any later date agreed upon by the parties and (iv) if the Executive's employment is terminated by the Company, the date of the Executive's receipt of the notice of termination or any later date specified therein.

                  (b) Payments upon Termination. The Company will pay to the
            Executive in a lump sum in cash within 10 business days following the Date of Termination the unpaid portion of the Executive's then current annual base salary through the Date of Termination and the Target Bonus under the MIP Plan, as applicable, for the fiscal year in which the Date of Termination occurs, prorated for the portion of the Company's fiscal year completed on the Date of Termination; provided, however, that if the Executive's employment is terminated by the Company for reason of Cause

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            (as defined below), the Executive will not be entitled to such prorated Target Bonus under the MIP Plan, as applicable. All other Benefits will be paid and continued only to the extent the terms thereof provide for the payment or continuation following the Date of Termination. The vesting and exercisability of the Executive's outstanding stock awards will be treated in accordance with the terms of their respective grants or awards and subject to the terms of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

                  (c) Death or Disability. If the Executive becomes physically or mentally disabled and unable to perform the essential functions of his employment (in the reasonable opinion of the Board of Directors of the Company), even with reasonable accommodation, for a continuous period in excess of 180 days or if the Executive should die while an employee of the Company, the Executive's employment with the Company will immediately terminate.

                  (d) Voluntary Resignation. The Executive may terminate
            employment with the Company for reasons other than those described in Section 6(e) by delivering written notice to the Company at least 30 days prior to such termination of employment.

                  (e) Termination by the Company for Reasons Other than Cause or
            Voluntary Resignation by the Executive for Good Reason. In the event the Company elects to terminate the Executive's employment for any reason other than disability or those specified in Section 6(f), it will provide written notice of such termination to the Executive, which notice will include the date on which the Executive's employment will terminate. The Executive may also terminate employment with the Company for Good Reason by delivering written notice to the Company within 90 days of the occurrence of an event qualifying as Good Reason, but in any event prior to the end of the Term. "Good Reason" is defined as one of the following events that occurs without the written consent of the Executive:

                        (i) a material violation by the Company of the terms of this Agreement which continues for 30 days following receipt of notice from the Executive specifying such violation;

                        (ii) a material reduction in the Executive's duties, reporting relationship or responsibilities which results in or reflects a material reduction of the scope or importance of the Executive's position, excluding for this purpose (1) an isolated, unsubstantial or inadvertent action not taken in bad faith and remedied by the Company after receipt of notice given by the Executive to the Chief Executive Officer, Chief Operating Officer or the Chief Administrative Officer (CAO); (2) any reorganization of the Executive Management Team by the Company's CEO which results in a change in the Executive's position with no decrease in base salary for the Executive, so long as Executive's position has a status substantially equal to, and duties and responsibilities

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                              substantially the same as, the position of Senior
                              Vice President, Chief Brokerage Operations
                              Officer.

                        (iii) a reduction in the Executive's then current annual
                              base salary; or Target Bonus.

                        (iv) any relocation of Executive's base office in Omaha, Nebraska, to an office that is more than 75 highway miles from Omaha, Nebraska; or

      Upon termination of this Agreement for reasons specified in this subsection (e), subject to the Executive's compliance with the non-competition, non-solicitation, non-hire and confidentiality and intellectual property provisions of this Agreement and the execution and delivery by the Executive to the Company of the Separation and Release Agreement described in Section 13 hereof, the Company will provide the Executive with severance compensation and benefits which the Executive hereby acknowledges to be good and sufficient consideration for the release, non-competition, non-solicitation, non-hire, confidentiality, and intellectual property provisions of this Agreement and which shall survive the Term of this Agreement (in addition to the payments described in Section 6(b)) as follows:

                        (v) the Executive will continue to receive his then current annual base salary (or, if greater, the annual base salary in effect 90 days prior to the Date of Termination, but in no event less than $225,000, payable on regularly scheduled paydays for a period equal to the greater of (A) 12 months or (B) the period from the Date of Termination through the end of the Term (such period of payment to be referred to as the "Severance Period");

                        (vi) taking into account the amount of the Target Bonus received under section 6(b) above and not in addition thereto, the Executive will receive an amount equal to the Target Bonus under the MIP Plan, as applicable, for the entire fiscal year in which the Date of Termination occurs, payable at such time as bonuses are generally payable for other participants under the MIP Plan; and

                        (vii) during the Severance Period, if the Executive or
                              any of his dependents is eligible for and elects COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) under any Company group medical or dental plan, the Executive will not be charged any premiums for such coverage. Executive shall be responsible for any income tax due.

      The foregoing will be in lieu of all salary, bonuses or incentive or performance based compensation and any severance benefits to which the Executive may otherwise be

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      entitled. If the Executive dies during the Severance Period, any remaining severance payments will be made to the Executive's surviving spouse or, if none, to his estate.

            (f) Termination by the Company for Cause. The Company will have a right to terminate the Executive's employment under this Agreement prior to the expiration of the Term for reason of Cause. "Cause" means:

                  (i) the failure by the Executive to substantially perform his duties under this Agreement, other than due to illness, injury or disability, which failure continues for ten days following receipt of notice from the Board, CEO, COO or CAO specifying such failure;

                  (ii) the willful engaging by the Executive in conduct which is materially injurious to the Company, monetarily or otherwise;

                  (iii) misconduct involving serious moral turpitude to the extent that in the reasonable judgment of the Board, CEO, COO or CAO, the Executive's credibility or reputation no longer conforms to the standard of the Company's executives; or

                  (iv) the violation of the provisions of Section 4 or Section 5 of this Agreement.

      Notice of Termination for Cause. A Notice of Termination for Cause shall mean a written notice that shall indicate the specific termination provision above relied upon and shall set forth in reasonable detail the facts and circumstances, which provide for a basis of the Termination for Cause. Notwithstanding anything to the contrary contained in this Agreement, in the event that a notice of termination is required to be given by either party, the Company may, in its sole discretion and subject to Executive's right to cure provided in subsection (i) above, choose to have the termination effective immediately, provided the Company will be obligated to provide the Executive with the compensation and benefits to which he is entitled, as an employee, for the entire notice period.

      7. CHANGE OF CONTROL.

              (a) For the purpose of this Agreement, a "Change of Control" means the occurrence of an event described in subsection (i), (ii) or (iii) below:

                  (i) the completion of a plan of complete liquidation of the Company which has been approved by the Company's shareholders;

                  (ii) the sale or disposition of all or substantially all of the assets of the Company (or any transaction having a similar effect); or

                  (iii) the consummation of a merger, acquisition, or
                        consolidation of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the

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                        combined voting power of the voting securities of the
                        Company or such surviving entity outstanding immediately after such merger, acquisition or consolidation or (2) a merger, acquisition or consolidation effected to implement a recapitalization of the Company (or similar transaction).

                  (b) Subject to the Executive's compliance with Sections 4 and
            5 and subject to the Executive's execution of the Separation and Release Agreement described in Section 13, if following a Change of Control, the Executive's employment is terminated by the Company without Cause within 12 months of the legal closing date of the Change of Control or is terminated by the Executive for Good Reason within 12 months of the legal closing date of the Change of Control, the amount due to the Executive in Sections 6(e)(v) and 6(e)(vi) will be paid in a lump sum within 30 days following such termination of employment in lieu of payment at such times described in Sections 6(e)(v) and 6(e)(vi).

      8. EXCISE TAXES. Anything in this Agreement to the contrary notwithstanding, if any payment or benefit to which the Executive is entitled to from the Company (the "Payments," which include the vesting of stock awards or other benefits or property) is more likely than not to be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision to that section), the Payments shall be reduced to the extent required to avoid application of such tax. The Executive will be entitled to select the order in which Payments are to be reduced in accordance with the preceding sentence. Determination of whether Payments would result in the application of the tax imposed under Section 4999, and the amount of reduction that is necessary so that no such tax is applied, shall be made at the Company's expense, by the independent accounting firm employed by the Company immediately prior to the occurrence of any Change of Control of the Company which will result in the imposition of such tax.

      9. EFFECT OF BREACH OF NON-COMPETITION, NON-SOLICITATION, NON-HIRE OR CONFIDENTIALITY AND INTELLECTUAL PROPERTY PROVISIONS. The Executive acknowledges that the Company would be irreparably injured by a violation of Sections 4 or 5 of this Agreement and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach will be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Sections 4 or 5 of this Agreement. Notwithstanding the other provisions of this Agreement, in the event the Executive breaches or otherwise fails to comply with the provisions of Sections 4 or 5 of this Agreement, then, in addition to any other remedies provided herein at law or in equity, the Company shall not have any obligation to make any further payments to the Executive on or after the date of any such breach or failure. Further, in the event of any such breach or failure to comply with Sections 4 or 5, the Company has the right, in its sole discretion, to require the Executive to return any compensation, including, but not limited to, cash severance, bonus payments, stock option proceeds, or benefits payments, which the Executive received as a result of the termination.

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      10. DEFENSE OF CLAIMS. The Executive agrees that, on and after the
Effective Date, he will cooperate with the Company and its Affiliates in the defense of any claims that may be made against the Company or its Affiliates to the extent that such claims may relate to services performed by him for the Company. After separation of employment, such cooperation will be compensable at the same annual base salary as paid under the terms of this Agreement (as prorated for required service period) and Company agrees to promptly reimburse the reasonable out-of-pocket expenses that Executive incurs in the course of such cooperation.

      11. SUCCESSORS AND ASSIGNS. This Agreement is personal to the Executive and without the prior written consent of the Company the Executive's obligations under this Agreement will not be assignable by the Executive. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns.

      12. INDEMNIFICATION. The Executive will be eligible for indemnification as provided in the Company's Articles of Incorporation or Bylaws or pursuant to other agreements in effect as of the effective date of this Agreement. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of the Executive, during the Term and for a period of six years thereafter, on terms customary for companies that are similar to the Company, but in no event shall the liability limits of such insurance be less than the liability limits in effect for all other similar senior executive employees of Company.

      13. SEPARATION AND RELEASE AGREEMENT. Notwithstanding anything in Section 6 or Section 7 to the contrary, the Executive acknowledges that the severance benefits provided hereunder are adequate and sufficient consideration for the Separation and Release Agreement required hereunder. Furthermore, the Executive acknowledges that the severance benefits under Section 6 or Section 7 shall only become payable by the Company if the Executive executes and delivers to the Company a Separation and Release Agreement on or after the date of written notice of termination of Executive's employment and in substantially the form attached, as an example, in Exhibit A hereof. The terms of the Separation and Release Agreement will be subject to the terms of the Executive Employment Agreement.

      14. NOTICE. Any notice required or permitted to be given under this Agreement will be in writing, signed by the party or parties giving or making the same and will be served on the person or persons for whom it was intended or who should be advised or notified, by Federal Express or other similar overnight service. If the notice is sent to the Executive, the notice should be sent to the address listed on the signature page of this Agreement or to such other address furnished by the Executive in writing in accordance with this Agreement. If notice is sent to the Company, the notice should be sent to:

                  Ameritrade Holding Corporation
                  4211 South 102nd Street
                  P.O. Box 3288
                  Omaha, Nebraska  68103-0288
                  Attention: Chief Administrative Officer, with copies to Chief Operating Officer and Chief Executive Officer

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or to such other address as furnished by the Company in writing in accordance with this Agreement. Notice and communications will be effective when actually received by the addressee.

      15. MISCELLANEOUS.

                  (a) This Agreement is subject to and governed by the laws of the State of Nebraska, without reference to principles of conflict of laws.

                  (b) The failure to insist upon strict compliance with any
            provision of this Agreement will not be deemed to be a waiver of such provision or any other provision or right of this Agreement.

                  (c) This Agreement may not be modified except by an agreement in writing executed by the parties to this Agreement.

                  (d) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

                  (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (f) This Agreement terminates and supersedes any and all prior employment agreements or understandings, written or oral, with the Executive and the Company or any of its subsidiaries or Affiliates. The obligations of the Executive under Sections 4 and 5 shall survive termination of this Agreement to the extent provided in those sections.

                  (g) In the event of any dispute or controversy in arbitration between the parties, the Company will pay the attorneys fees, costs and expenses of the Executive if the Executive prevails.

                  (h) Any controversy, claim or dispute arising out of or
            relating to this Agreement or breach thereof will be settled by final, binding and nonappealable arbitration (excluding, however, any dispute, controversy or claim arising out of Sections 4 or 5 hereof) in Omaha, Nebraska by three arbitrators. Except as otherwise expressly provided in this subsection (h), the arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the Association shall appoint the third.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

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                              AMERITRADE HOLDING CORPORATION

                              By: /S/ KURT D. HALVORSON
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                                  Chief Operating Officer

                              /S/ BRYCE B. ENGEL
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                              Bryce B. Engel

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                              Street
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                              City, State and Zip Code

                                       12